UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): February 11, 2011
FOX STRATEGIC HOUSING INCOME PARTNERS
(Exact name of registrant as specified in its charter)

California	0-16877	94-3016373

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Beattie Place
Post Office Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)
(864) 239-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 11, 2011, the merger of Fox Strategic Housing Income Partners, a California limited partnership (“Fox”), with AIMCO Fox Merger Sub LLC, a California limited liability company (“Merger Subsidiary”), was completed, pursuant to the merger agreement (the “Merger Agreement”) dated October 8, 2010 by and among Fox, Merger Subsidiary, and Aimco Properties, L.P., a Delaware limited partnership and the sole member of Merger Subsidiary (“Aimco OP”).
     In the merger, Merger Subsidiary was merged with and into Fox and each limited partnership unit of Fox outstanding immediately prior to the consummation of the merger, except those held by limited partners who perfected their appraisal rights pursuant to the Merger Agreement, was converted into the right to receive, at the election of the limited partner, either (i) $4.84 in cash (the “Cash Consideration”) or (ii) 0.19 partnership common units of Aimco OP. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.
     In the merger, Aimco OP’s membership interest in Merger Subsidiary was converted into Fox limited partnership units. As a result of the merger, Aimco OP is now the sole limited partner in Fox, holding all outstanding limited partnership units. Fox Partners VIII continues to be the sole general partner of Fox and Fox’s agreement of limited partnership in effect immediately prior to the merger remains unchanged after the merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX STRATEGIC HOUSING INCOME PARTNERS
By:	Fox Partners VIII
Its General Partner

By:	Fox Capital Management Corporation
Its Managing General Partner

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date: February 11, 2011